         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             Three Months Ended            Six Months Ended
                                                                                  June 30                       June 30
                                                                          ------------------------      ------------------------
                                                                             1999           1998           1999           1998
                                                                          ---------      ---------      ---------      ---------
                                                                                                        < C>
Net sales .............................................................   $ 481,259      $ 470,595      $ 931,866      $ 922,086

Costs and expenses:
  Cost of products sold ...............................................     372,956        369,449        727,105         32,279
  Selling, general and
    administrative expenses ...........................................      48,049         46,370         98,898         92,998
  Research and development ............................................       3,653          3,113          6,156          6,021
  Interest expense ....................................................       5,198          5,627         10,342         10,687
  Other costs (income) ................................................        (864)          (189)         5,307           (942)
  Minority interest in net income .....................................         976          1,086          1,929          2,014
                                                                          ---------      ---------      ---------      ---------

Income before income taxes ............................................      51,291         45,139         82,129         78,849

  Provision for income taxes ..........................................      19,700         17,500         31,800         30,500
                                                                          ---------      ---------      ---------      ---------

Net income ............................................................   $  31,591      $  27,639      $  50,329      $  48,349
                                                                          =========      =========      =========      =========
Basic earnings per share of common stock ..............................   $     .60      $     .52      $     .96      $     .91
                                                                          =========      =========      =========      =========
Diluted earnings per share of common stock ............................   $     .60      $     .51      $     .96      $     .90
                                                                          =========      =========      =========      =========

Cash dividends paid per share of common stock .........................   $     .23      $     .22      $     .46      $     .44
                                                                          =========      =========      =========      =========


Average common shares and common
  stock equivalents outstanding .......................................      52,616         53,710         52,592         53,684
                                                                          =========      =========      =========      =========

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                                                                   Jun 30         Dec 31
                              ASSETS                                                1999           1998
                                                                                    ----           ----
Cash ......................................................................    $    19,494    $    23,738
Accounts receivable - net .................................................        258,905        246,676
Inventories ...............................................................        267,329        241,585
Prepaid expenses and deferred charges .....................................         34,846         34,912
                                                                               -----------    -----------

     Total current assets .................................................        580,574        546,911
                                                                               -----------    -----------

Property and equipment, net ...............................................        744,282        740,101

Excess of cost of investments in
  subsidiaries over net assets acquired ...................................        154,740        160,819
Other assets ..............................................................         19,636         34,195
                                                                               -----------    -----------
     Total ................................................................        174,376        195,014
                                                                               -----------    -----------

TOTAL ASSETS ..............................................................    $ 1,499,232    $ 1,482,026
                                                                               ===========    ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt .........................................    $     2,749    $     2,946
Short-term borrowings .....................................................          3,449          3,553
Accounts payable ..........................................................        195,554        193,088
Accrued salaries and wages ................................................         28,719         31,629
Accrued income and other taxes ............................................         22,873         14,397
                                                                               -----------    -----------
     Total current liabilities ............................................        253,344        245,613

Long-term debt, less current portion ......................................        369,166        371,363
Deferred taxes ............................................................         85,389         84,679
Other liabilities and deferred credits ....................................         59,389         54,655
                                                                               -----------    -----------
     Total liabilities ....................................................        767,288        756,310
                                                                               -----------    -----------

Minority interest .........................................................         37,582         37,862
STOCKHOLDERS' EQUITY:
  Common stock (59,098,203 and 59,056,047 shares) .........................          5,910          5,906
  Capital in excess of par value ..........................................        181,957        181,908
  Retained income .........................................................        734,628        708,362
  Other comprehensive income (loss) .......................................         25,884)        (6,116)
  Common stock held in treasury (6,788,088 and 6,786,889 shares) ..........       (202,249)      (202,206)
                                                                               -----------    -----------
    Total stockholders' equity ............................................        694,362        687,854
                                                                               -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................    $ 1,499,232    $ 1,482,026
                                                                               ===========    ===========

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                                    Six Months Ended
                                                                                         June 30
                                                                               ------------------------
                                                                                  1999            1998
                                                                                  ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ................................................................    $  50,329      $  48,349
NON-CASH ITEMS:
  Depreciation and amortization ...........................................       50,561         45,725
  Minority interest in net income .........................................        1,929          2,014
  Deferred income taxes, non-current portion ..............................        1,097           (728)
  Undistributed earnings of affiliated companies ..........................        5,729           (509)
  (Gain) loss on sale of property and equipment ...........................          125            (17)
                                                                               ---------      ---------

Cash provided by operations ...............................................      109,770         94,834

Change in working capital, net of effects of
  acquisitions and dispositions ...........................................      (32,400)          (882)
Net change in deferred charges and credits ................................        4,732         (2,446)
                                                                               ---------      ---------

Net cash provided by operating activities .................................       82,102         91,506
                                                                               ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment .......................................      (58,349)       (74,828)
Business acquisitions .....................................................        1,424)       (46,319)
Proceeds from sale of property and equipment ..............................          974          1,419
Other .....................................................................           16              2
                                                                               ---------      ---------
Net cash used in investing activities .....................................      (58,783)      (119,726)
                                                                               ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt assumed in
  business acquisitions ...................................................        2,070)        47,454
Change in short-term debt .................................................          169           (329)
Cash dividends paid .......................................................      (24,063)       (23,486)
Subsidiary dividends to minority stockholders .............................                      (1,835)
Common stock purchased for the treasury ...................................          (43)
Stock incentive programs and related tax effects ..........................           53          7,388
                                                                               ---------      ---------

Net cash (used) provided by financing activities ..........................      (25,954)        29,192
                                                                               ---------      ---------

Effect of exchange rates on cash ..........................................       (1,609)           (38)
                                                                               ---------      ---------

Net (decrease) increase in cash ...........................................    ($  4,244)     $     934
                                                                               =========      =========

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                       Capital In                   Other         Common         Total
                                              Common    Excess Of    Retained   Comprehensive   Stock Held    Stockholder's
  (IN THOUSANDS OF DOLLARS)                    Stock    Par Value     Income    Income (Loss)   In Treasury      Equity
----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995, as
    previously reported                        $5,781    $147,119    $498,167     $8,590        ($146,849)     $512,808
Cumulative effect on prior years of
    change in accounting for inventory
    from the LIFO to FIFO method                                       31,553                                    31,553
                                             --------------------------------------------------------------------------
Balance at January 1, 1996, as restated        $5,781    $147,119    $529,720     $8,590        ($146,849)     $544,361
                                             --------------------------------------------------------------------------

Net income for 1996, as previously
    reported                                                          101,081                                   101,081
1996 net income adjustment for LIFO
    to FIFO change                                                      1,956                                     1,956
Translation adjustment for 1996                                                   (3,917)                        (3,917)
Pension liability adjustment, net of
    $948 tax benefit                                                               1,546                          1,546
                                                                                                               --------
Total comprehensive income                                                                                      100,666
                                                                                                               --------
Cash dividends paid on common stock,
    $. 72 per share                                                   (37,830)                                  (37,830)
Stock incentive programs and related
    tax effects                                     2         310                                                   312
Common stock transactions related to an
    acquisition of a subsidiary company             7       2,052                                                 2,059
Purchase of 292,000 shares of common
    stock                                                                                          (8,962)       (8,962)
                                             --------------------------------------------------------------------------
Balance at December 31, 1996, as restated      $5,790    $149,481    $594,927     $6,219        ($155,811)     $600,606
                                             --------------------------------------------------------------------------

Net income for 1997, as previously
    reported                                                          107,584                                   107,584
1997 net income adjustment for LIFO to
    FIFO change                                                        (6,160)                                   (6,160)
Translation adjustment for 1997                                                  (11,109)                       (11,109)
Pension liability adjustment, net of $842
    tax benefit                                                                   (1,373)                        (1,373)
                                                                                                               --------
Total comprehensive income                                                                                       88,942
                                                                                                               --------
Cash dividends paid on common stock, $.80
    per share                                                         (42,418)                                  (42,418)
Stock incentive programs and related tax
    effects                                         4          47                                                    51
Common stock transactions related to an
     acquisition of a subsidiary company           70      25,034                                                25,104
Purchase of 139,429 shares of common stock                                                         (5,051)       (5,051)
                                             --------------------------------------------------------------------------
Balance at December 31, 1997, as restated      $5,864    $174,562    $653,933    ($6,263)       ($160,862)     $667,234
                                             --------------------------------------------------------------------------

Net income for 1998, as previously reported                           111,432                                   111,432
1998 net income adjustment for LIFO to FIFO
    change                                                            (10,302)                                  (10,302)
Translation adjustment for 1998                                                      (72)                           (72)
Pension liability adjustment, net of $102
    tax benefit                                                                      219                            219
                                                                                                               --------
Total comprehensive income                                                                                      101,277
                                                                                                               --------
Cash dividends paid on common stock, $.88
    per share                                                         (46,701)                                  (46,701)
Stock incentive programs and related tax
    effects                                        42       7,346                                                 7,388
Purchase of 1,110,843 shares of common stock                                                      (41,344)      (41,344)
                                             --------------------------------------------------------------------------
Balance at December 31, 1998, as restated      $5,906    $181,908    $708,362    ($6,116)       ($202,206)     $687,854
                                             --------------------------------------------------------------------------

Net income for first six months of 1999                                50,329                                    50,329
Translation adjustment for first six months
    of 1999                                                                      (19,768)                       (19,768)
                                                                                                               --------
Total comprehensive income                                                                                       30,561
                                                                                                               --------
Cash dividends paid on common stock, $.46
    per share                                                         (24,063)                                  (24,063)
Stock incentive programs and related tax
    effects                                         4          49                                                    53
Purchase of 1,199 shares of common stock                                                              (43)          (43)
                                             --------------------------------------------------------------------------
Balance at June 30, 1999                       $5,910    $181,957    $734,628   ($25,884)       ($202,249)     $694,362
                                             ==========================================================================

        EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. INVENTORY ACCOUNTING CHANGE

     Inventories are valued at the lower of cost, using the first-in, first-out (FIFO) method, or market. During the second quarter of 1999, the Company changed its method of determining the cost of inventories from the last-in, first-out (LIFO) method to the FIFO valuation method. Management believes the change from LIFO to FIFO inventory valuation method benefits the Company by providing the best matching of the applicable raw material cost of a unit of product to the product's selling price and, therefore, presents a clearer picture of operating results. The accounting change has been applied to prior years by retroactively restating the financial statements, which are available by reference to the Company's mid-August 1999, Form 8-K filing with the United States Securities and Exchange Commission. All financial statements and data included in this June 30, 1999, Form 10-Q filing, reflect the impact of this accounting principle change.

NOTE 2. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation. It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

     For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1998.

NOTE 3. TAXES BASED ON INCOME

     The Company's 1999 effective tax rate of 39% differs from the federal statutory rate of 35% primarily due to state and local income taxes.

NOTE 4. SEGMENTS OF BUSINESS

     The Registrant's business activities are organized around its two principal business segments, Flexible Packaging and Pressure Sensitive Materials. Both internal and external reporting conform to this organizational structure with no significant differences in accounting policies applied. The Registrant evaluates the performance of its segments and allocates resources to them based on operating profit which is defined as profit before general corporate expense, interest expense, income taxes, and minority interest. A summary of the Registrant's business activities reported by its two business segments follows:

                                                               For Six Months Ended
                                                             -------------------------
                                                                     June 30,
                                                             -------------------------
Business Segments (In Millions Of Dollars)                       1999           1998
--------------------------------------------------------------------------------------
Net Sales to Unaffiliated Customers:
      Flexible Packaging                                     $   693.8      $   681.0
      Pressure Sensitive Materials                               238.2          241.1

Intersegment Sales:
      Flexible Packaging                                          (0.1)          (0.1)
      Pressure Sensitive Materials                                (0.0)          (0.1)
                                                             ---------      ---------
             Total                                           $   931.9      $   922.1
                                                             =========       ========

Operating Profit and Pretax Profit:
      Flexible Packaging                                     $    81.6      $    74.0
      Pressure Sensitive Materials                                22.4           26.6
                                                              --------       --------
             Total operating profit                              104.0          100.6

      General corporate expenses                                  (9.7)          (8.9)
      Interest expense                                           (10.3)         (10.9)
      Minority interest in net income                             (1.9)          (2.0)
                                                              --------       --------
             Income before income taxes                      $    82.1      $    78.8
                                                              ========       ========

Identifiable Assets:
      Flexible Packaging                                     $ 1,159.2      $ 1,128.0
      Pressure Sensitive Materials                               295.4          291.4
                                                              --------       --------
             Total identifiable assets                         1,454.6        1,419.4
      Corporate assets                                            44.6           50.8
                                                              --------       --------
             Total                                           $ 1,499.2      $ 1,470.2
                                                              ========       ========
